Exhibit 99.1

Contacts:	Jay Brown, CFO
Fiona McKone, VP - Finance
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS THIRD QUARTER 2008 RESULTS;

PROVIDES 2009 OUTLOOK

November 5, 2008 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended September 30, 2008.

“We had another strong quarter of record results, exceeding the midpoint of our third quarter Outlook for site rental revenue, site rental gross margin, Adjusted EBITDA, and recurring cash flow,” stated Ben Moreland, President and Chief Executive Officer of Crown Castle. “We are experiencing solid growth in our business and remain excited about the strong fundamentals underlying our business, driven by the increasing demand for wireless communication services even in light of the global economic slowdown. Along with the third quarter results, we are announcing our full year 2009 Outlook which suggests annual site rental revenue and Adjusted EBITDA growth of 8% and 10%, respectively, on a currency neutral basis.”

CONSOLIDATED FINANCIAL RESULTS

Total revenue for the third quarter of 2008 increased 9% to $384.3 million from $351.7 million in the same period in 2007. Site rental revenue for the third quarter of 2008 increased $27.2 million, or 8%, to $354.0 million from $326.8 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased $23.3 million, or 11%, to $238.2 million in the third quarter of 2008 from $214.9 million in the same period in 2007. Adjusted EBITDA for the third quarter of 2008 increased $21.9 million, or 11%, to $217.7 million from $195.8 million in the same period in 2007. Crown Castle’s previously issued Outlook for third quarter 2008 was based on a US dollar to Australian dollar exchange rate of 0.94 US dollars to 1.00 Australian dollar compared to an actual exchange rate of 0.89 US dollars to 1.00

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Australian dollar, which negatively impacted site rental revenue and Adjusted EBITDA by $1.3 million and $0.9 million, respectively.

Recurring cash flow, defined as Adjusted EBITDA less interest expense and sustaining capital expenditures, increased 23% from $100.8 million in the third quarter of 2007 to $123.5 million for the third quarter of 2008. Weighted average common shares outstanding was 283.6 million for the third quarter of 2008, as compared to 282.6 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, was $0.44 in the third quarter of 2008, up 22% compared to $0.36 in the third quarter of 2007.

Net loss was $32.2 million for the third quarter of 2008, inclusive of a $23.7 million impairment charge to write-down Crown Castle’s investment in FiberTower Corporation, compared to a net loss of $67.0 million for the same period in 2007, inclusive of a $37.5 million asset write-down charge, net of tax, related to the long-term spectrum lease previously held by Modeo. Net loss after deduction of dividends on preferred stock was $37.4 million in the third quarter of 2008, compared to a loss of $72.2 million for the same period last year. Third quarter 2008 net loss per common share (after deduction of dividends on preferred stock) was $0.13, compared to a net loss per common share of $0.26 in third quarter 2007.

In addition to the tables and information contained in this press release, Crown Castle will post supplemental information on its website at http://investor.crowncastle.com that will be discussed during its conference call tomorrow morning, Thursday November 6, 2008.

SEGMENT RESULTS

US site rental revenue for the third quarter of 2008 increased $22.9 million, or 7%, to $332.7 million, compared to third quarter 2007 US site rental revenue of $309.8 million. US site rental gross margin increased $19.2 million, or 9%, to $223.0 million from the same period in 2007.

Australia site rental revenue for the third quarter of 2008 increased $4.3 million, or 25%, to $21.3 million, compared to $17.0 million in the third quarter of 2007. Australia site rental gross margin for the third quarter of 2008 increased 37% to $15.3 million compared to $11.2 million in the third quarter of 2007.

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INVESTMENTS

During the third quarter of 2008, Crown Castle invested approximately $140.3 million in capital expenditures. Capital expenditures was comprised of $6.1 million of sustaining capital expenditures and $134.2 million of revenue generating capital expenditures, of which $63.8 million was spent on land purchases, $21.7 million on existing sites and $48.7 million on the construction and acquisition of new sites.

“In light of the significant deterioration of the credit markets, we intend to reduce our discretionary capital expenditures and allocate the majority of our cash flow to eliminate our upcoming debt maturities,” stated Jay Brown, Chief Financial Officer of Crown Castle. “As noted in our Outlook section of this release, we expect to generate approximately $670 million of recurring cash flow during the fourth quarter of 2008 and full year 2009. Over the next 14 months, we have approximately $472 million of debt maturities, which we expect to repay, unless we are able to refinance all or a portion of this debt. Given the predictable level of cash flow that our business produces and that we have no other significant debt maturities until February 2011, I am comfortable that we will be able to navigate the difficult credit markets without impacting the core growth or execution of our business as we drive toward long-term value creation for our shareholders.”

In the third quarter, Crown Castle recorded an impairment charge of $23.7 million related to the decline in the market value of its FiberTower investment. The timing and nature of the charge was based primarily on the length of time and extent to which the market value has been less than the adjusted cost basis, and the impact of current broad-based economic and market conditions on the short-term prospects for recovery of the FiberTower stock price. As of September 30, 2008, Crown Castle’s FiberTower investment had a carrying value of $36.4 million.

OUTLOOK

This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).

In the third quarter 2008, approximately 6% of Crown Castle’s site rental revenue was derived from its tower operations in Australia. The 2008 Outlook issued on July 24, 2008 assumed a US dollar to Australian dollar exchange rate of 0.94 US dollars to 1.00 Australian dollar for the second half of 2008. Since its previously issued Outlook, the Australian dollar to US dollar

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exchange rate has decreased by approximately 30%. Based on the current exchange rate, the exchange rate assumptions for the fourth quarter 2008 have been adjusted to 0.64 US dollars to 1.00 Australian dollar. The estimated impact to site rental revenue and site rental gross margin in the 2008 Outlook from the decrease in the forecasted Australian dollar exchange rate is expected to be approximately $7 million and $5 million, respectively, which Crown Castle has reflected in its revised full year 2008 Outlook.

Similar to the rate of growth forecasted for 2008, Crown Castle expects 2009 site rental revenue growth, on a currency neutral basis, of approximately 8%. The Outlook table below reflects site rental revenue and Adjusted EBITDA growth of approximately $93 million and $76 million, respectively, from 2008 to 2009, which includes approximately $16 million and $10 million, respectively, of negative impact from the movement in the Australian dollar to US dollar exchange rate. Further, the 2009 Outlook assumes no further borrowings, reduction in interest expense associated with debt repayment, or changes in interest rates.

The Outlook table is based on current expectations and assumptions. The Outlook table assumes a US dollar to Australian dollar exchange rate of 0.64 and 0.67 US dollars to 1.00 Australian dollar for the fourth quarter of 2008 and full year 2009 Outlook, respectively.

The following table sets forth Crown Castle’s current Outlook for the fourth quarter of 2008, full year 2008 and full year 2009:

(in millions, except per share amounts)	Fourth Quarter 2008	Full Year 2008	Full Year 2009
Site rental revenue	$350 to $355	$1,397 to $1,402	$1,485 to $1,500
Site rental cost of operations	$113 to $117	$455 to $459	$465 to $475
Site rental gross margin	$235 to $240	$940 to $945	$1,015 to $1,030
Adjusted EBITDA	$217 to $222	$857 to $862	$925 to $945
Interest expense and amortization of deferred financing costs(a)	$87 to $90	$353 to $356	$355 to $360
Sustaining capital expenditures	$11 to $13	$26 to $28	$25 to $30
Recurring cash flow	$118 to $123	$479 to $484	$540 to $560
Net income (loss) after deduction of dividends on preferred stock	$(34) to $(6)	$(87) to $(53)	$(72) to $2
Net income (loss) per share(b)	$(0.12) to $(0.02)	$(0.30) to $(0.20)	$(0.25) to $0.01

(a)	Inclusive of approximately $6 million, $25 million, and $25 million, respectively, of non-cash expense.
(b)	Represents net income (loss) per common share, based on 285.6 million shares outstanding as of September 30, 2008.

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CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Thursday, November 6, 2008, at 10:30 a.m. eastern time to discuss third quarter 2008 results and Crown Castle’s Outlook. Supplemental materials for the call can be found on the Crown Castle website at http://investor.crowncastle.com. Please dial 303-262-2051 and ask for the Crown Castle call at least 10 minutes prior to the start time. The conference call may also be accessed live at the Internet address shown above. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Thursday, November 6, 2008 through 11:59 p.m. eastern time on Thursday, November 13, 2008 and may be accessed by dialing 303-590-3000 using passcode 11121062#. An audio archive will also be available on Crown Castle’s website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

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Summary of Non-Cash Amounts in Tower Gross Margin

In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. If, and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

A summary of the non-cash portions of our site rental revenue, ground lease expense, stock-based compensation for those employees directly related to US tower operations, net amortization of below-market and above-market leases acquired, and resulting impact on site rental gross margins is as follows:

(in thousands)	For the Three Months Ended September 30, 2008
Non-cash portion of site rental revenue attributable to rent free periods and straight-line recognition of revenue	$10,099
Non-cash portion of ground lease expense attributable to straight-line recognition of expenses	(10,002)
Stock-based compensation charges	(178)
Net amortization of below-market and above-market leases	150

Non-cash impact on site rental gross margin	$69

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, losses on purchases and redemptions of debt, interest and other income (expense), interest expense and amortization of deferred financing costs, impairment of available-for-sale securities, benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense. Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. We define sustaining capital expenditures as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or life of our revenue generating assets and include capitalized costs related to (i) maintenance activities on our towers, (ii) vehicles, (iii) information technology equipment, and (iv) office equipment. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including companies in the tower industry and in the historical financial statements of Global Signal. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters ended September 30, 2008 and 2007 are computed as follows:

	For the Three Months Ended
	September 30, 2008	September 30, 2007
(in thousands, except per share amounts)
Net income (loss)	$(32,207)	$(67,013)
Adjustments to increase (decrease) net income (loss):
Restructuring charges	—	3,191
Asset write-down charges	2,902	59,306
Acquisition and integration costs(a)	—	4,749
Depreciation, amortization and accretion	131,714	135,540
Interest and other income (expense)	(1,557)	(2,965)
Interest expense and amortization of deferred financing costs	88,138	89,407
Impairment of available-for-sale securities	23,718	—
Benefit (provision) for income taxes	(2,096)	(31,923)
Minority interests	—	(324)
Stock-based compensation charges(c)	7,100	5,812

Adjusted EBITDA	$217,712	$195,780

Less: Interest expense and amortization of deferred financing costs	88,138	89,407
Less: Sustaining capital expenditures	6,058	5,565

Recurring cash flow	$123,516	$100,808

Weighted average common shares outstanding — basic and diluted	283,573	282,577
Recurring cash flow per share	$0.44	$0.36

Adjusted EBITDA and recurring cash flow for the quarter ending December 31, 2008 and for the years ending December 31, 2008 and December 31, 2009 is forecasted as follows:

(in millions)	Q4 2008 Outlook	Full Year 2008 Outlook	Full Year 2009 Outlook
Net income (loss)	$(29) to $(1)	$(66) to $(32)	$(51) to $23
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$2 to $4	$11 to $13	$8 to $16
Acquisition and integration costs (a)	$0 to $0	$0 to $3	$1 to $3
Depreciation, amortization and accretion	$130 to 140	$526 to $536	$530 to $560
Interest and other income (expense)	$0 to $20	$(4) to $16	$(10) to $30
Interest expense and amortization of deferred financing costs(b)	$87 to $90	$353 to $356	$355 to $360
Benefit (provision) for income taxes	$(16) to $(1)	$(35) to $(18)	$(28) to $13
Stock-based compensation charges(c)	$5 to $8	$26 to $34	$25 to $35

Adjusted EBITDA	$217 to $222	$857 to $862	$925 to $945

Less: Interest expense and amortization of deferred financing costs(b)	$87 to $90	$353 to $356	$355 to $360
Less: Sustaining capital expenditures	$11 to $13	$26 to $28	$25 to $30

Recurring cash flow	$118 to $123	$479 to $484	$540 to $560

(a)	Inclusive of stock-based compensation charges.
(b)	Inclusive of approximately $6 million, $25 million, and $25 million, respectively, from non-cash expense.
(c)	Exclusive of expense included in integration costs and restructuring charges

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Other Calculations:

Sustaining capital expenditures for the quarters ended September 30, 2008 and September 30, 2007 is computed as follows:

	For the Three Months Ended
	September 30, 2008	September 30, 2007
(in thousands)
Capital Expenditures	$140,303	$66,334
Less: Revenue enhancing on existing sites	21,687	10,930
Less: Land purchases	63,841	34,731
Less: New site acquisition and construction	48,717	15,108

Sustaining capital expenditures	$6,058	$5,565

Site rental gross margin for the quarter ending December 31, 2008 and for the years ending December 31, 2008 and December 31, 2009 is forecasted as follows:

(in millions)	Q4 2008 Outlook	Full Year 2008 Outlook	Full Year 2009 Outlook
Site rental revenue	$350 to $355	$1,397 to $1,402	$1,485 to $1,500
Less: Site rental cost of operations	$113 to $117	$455 to $459	$465 to $475

Site rental gross margin	$235 to $240	$940 to $945	$1,015 to $1,030

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) the growth and execution of our business and demand for wireless communication services, (ii) the repayment or refinancing of our debt, (iii) predictability of our cash flows, (iv) the impact of the economic slowdown and difficult credit markets, (v) currency exchange rates, including the impact on our results, (vi) site rental revenues, (vii) site rental cost of operations, (viii) site rental gross margin, (ix) Adjusted EBITDA, (x) interest expense and amortization of deferred financing costs, (xi) capital expenditures, including sustaining capital expenditures, (xii) recurring cash flow, including on a per share basis, (xiii) net income (loss), including on a per share basis, and (xiv) the utility of certain financial measures in analyzing our results. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

➢	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.
➢

A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of, or network sharing among, any of our limited number of customers may materially decrease revenues.

➢	Consolidation among our customers may result in duplicate or overlapping parts of networks, which may result in a reduction of sites and have a negative effect on revenues and cash flows.
➢

Our substantial level of indebtedness may adversely affect our ability to react to changes in our business, and we may not be able to refinance on favorable terms our existing debt or use debt to fund future capital needs.

➢	A wireless communications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.
➢

As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our towers.

➢	New technologies may significantly reduce demand for our towers and negatively impact our revenues.

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➢	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
➢	If we fail to retain rights to the land under our towers, our business may be adversely affected.
➢	If we are unable to raise capital in the future when needed, we may not be able to fund future growth opportunities.
➢

FiberTower’s business has certain risk factors different from our core tower business, including an unproven business model, and may produce results that are less than anticipated, resulting in a write off of all or part of our investment in FiberTower.

➢

Our lease relating to our Spectrum has certain risk factors different from our core tower business, including that the Spectrum lease may not be renewed or continued, that the option to acquire the Spectrum may not be exercised, and that the Spectrum may not be deployed, which may result in the revenues derived from the Spectrum being less than those that may otherwise have been anticipated.

➢	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.
➢	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
➢	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
➢

If radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

➢

Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

➢	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations outside the US.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$73,104	$75,245
Restricted cash	169,975	165,556
Receivables, net of allowance for doubtful accounts	29,147	33,842
Prepaid expenses	82,170	72,518
Deferred income tax assets and other current assets	152,878	150,094

Total current assets	507,274	497,255
Restricted cash	5,000	5,000
Deferred site rental receivables	141,611	127,388
Available-for-sale securities, net	36,367	60,085
Property and equipment, net	5,059,917	5,051,055
Goodwill	1,981,816	1,970,501
Other intangible assets, net	2,593,619	2,676,288
Deferred financing costs and other assets, net of accumulated amortization	124,261	100,561

	$10,449,865	$10,488,133

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,593	$37,366
Deferred revenues and other accrued liabilities	246,423	253,121
Short-term debt and current maturities of long-term debt	166,500	81,500

Total current liabilities	450,516	371,987
Long-term debt, less current maturities	5,921,846	5,987,695
Deferred income tax liability	184,150	281,259
Deferred ground lease payables and other liabilities	424,113	366,483

Total liabilities	6,980,625	7,007,424
Redeemable preferred stock	314,494	313,798
Stockholders’ equity	3,154,746	3,166,911

	$10,449,865	$10,488,133

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenues:
Site rental	$353,984	$326,797	$1,047,540	$948,925
Network services and other	30,364	24,947	86,942	61,398

Total net revenues	384,348	351,744	1,134,482	1,010,323

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	115,758	111,863	341,884	330,624
Network services and other	20,541	17,032	60,772	43,484

Total costs of operations	136,299	128,895	402,656	374,108

General and administrative	37,437	32,881	110,915	104,210
Restructuring charges	—	3,191	—	3,191
Asset write-down charges	2,902	59,306	9,199	64,049
Integration costs	—	4,749	2,504	18,666
Depreciation, amortization and accretion	131,714	135,540	395,643	407,557

Operating income (loss)	75,996	(12,818)	213,565	38,542
Interest and other income (expense)	1,557	2,965	4,073	9,170
Interest expense and amortization of deferred financing costs	(88,138)	(89,407)	(266,040)	(260,212)
Impairment of available-for-sale securities	(23,718)	—	(23,718)	—

Income (loss) from continuing operations before income taxes and minority interests	(34,303)	(99,260)	(72,120)	(212,500)
Benefit (provision) for income taxes	2,096	31,923	87,079	69,705
Minority interests	—	324	—	151

Net income (loss)	(32,207)	(67,013)	14,959	(142,644)
Dividends on preferred stock	(5,201)	(5,201)	(15,604)	(15,604)

Net income (loss) after deduction of dividends on preferred stock	$(37,408)	$(72,214)	(645)	$(158,248)

Net income (loss) per common share – basic and diluted	$(0.13)	$(0.26)	$—	$(0.57)

Weighted average common shares outstanding – basic and diluted (in thousands)	283,573	282,577	280,780	279,353

Adjusted EBITDA	$217,712	$195,780	$641,725	$549,418

Stock-based compensation expenses:
Site rental cost of operations	$178	$94	686	288
Network services and other cost of operations	217	98	588	272
General and administrative	6,705	5,620	19,540	16,853
Restructuring charges	—	2,377	—	2,377
Integration costs	—	—	—	790

Total	$7,100	$8,189	$20,814	$20,580

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$14,959	$(142,644)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	395,643	407,557
Asset write-down charges	9,199	64,049
Deferred income tax (benefit) provision	(87,063)	(72,447)
Impairment of available-for-sale securities	23,718	—
Other adjustments, net	35,712	34,970
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	17,619	(34,061)
Decrease (increase) in assets	(64,032)	(37,009)

Net cash provided by (used for) operating activities	345,755	220,415

Cash flows from investing activities:
Proceeds from investments and disposition of property and equipment	1,117	3,664
Payments for acquisitions (net of cash acquired) of businesses	(27,736)	(494,352)
Capital expenditures	(342,737)	(191,258)
Other	—	(755)

Net cash provided by (used for) investing activities	(369,356)	(682,701)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	650,000
Proceeds from issuance of capital stock	7,775	24,777
Principal payments on long-term debt	(4,875)	(1,625)
Purchases of capital stock	(44,383)	(603,656)
Borrowings under revolving credit agreements	85,000	—
Incurrence of financing costs	(1,538)	(9,107)
Net decrease (increase) in restricted cash	(4,378)	(20,436)
Dividends on preferred stock	(14,908)	(14,909)
Capital distributions to minority interest holders of CCAL	—	(37,196)

Net cash provided by (used for) financing activities	22,693	(12,152)

Effect of exchange rate changes on cash	(1,233)	1,524
Net increase (decrease) in cash and cash equivalents	(2,141)	(472,914)
Cash and cash equivalents at beginning of period	75,245	592,716

Cash and cash equivalents at end of period	$73,104	$119,802

Supplemental disclosure of cash flow information:
Interest paid	$247,300	$234,317
Income taxes paid	4,190	3,228

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(dollars in thousands)

	Quarter Ended 12/31/07			Quarter Ended 3/31/08			Quarter Ended 6/30/08			Quarter Ended 9/30/08
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$316,750	$20,793	$337,543	$323,748	$21,285	$345,033	$328,952	$19,571	$348,523	$332,715	$21,269	$353,984
Services	33,873	3,747	37,620	23,834	1,754	25,588	27,016	3,974	30,990	27,972	2,392	30,364

Total Revenues	350,623	24,540	375,163	347,582	23,039	370,621	355,968	23,545	379,513	360,687	23,661	384,348
Operating Expenses
Site Rental	106,636	6,082	112,718	106,432	5,948	112,380	107,474	6,272	113,746	109,757	6,001	115,758
Services	19,906	2,352	22,258	17,359	1,052	18,411	20,320	1,500	21,820	18,878	1,663	20,541

Total Operating Expenses	126,542	8,434	134,976	123,791	7,000	130,791	127,794	7,772	135,566	128,635	7,664	136,299
General & Administrative	32,392	6,244	38,636	31,032	3,954	34,986	33,845	4,647	38,492	33,220	4,217	37,437
Add: Stock-Based Compensation	5,164	2,510	7,674	5,418	737	6,155	6,622	937	7,559	6,346	754	7,100

Adjusted EBITDA	$196,853	$12,372	$209,225	$198,177	$12,822	$210,999	$200,951	$12,063	$213,014	$205,178	$12,534	$217,712

	Quarter Ended 12/31/07			Quarter Ended 3/31/08			Quarter Ended 6/30/08			Quarter Ended 9/30/08
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	66%	71%	67%	67%	72%	67%	67%	68%	67%	67%	72%	67%
Services	41%	37%	41%	27%	40%	28%	25%	62%	30%	33%	30%	32%
Adjusted EBITDA Margin	56%	50%	56%	57%	56%	57%	56%	51%	56%	57%	53%	57%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(dollars in thousands)

	Quarter Ended
	12/31/2007	3/31/2008	6/30/2008	9/30/2008
Net income (loss)	$(80,169)	$(13,173)	$60,339	$(32,207)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	1,466	1,304	4,993	2,902
Integration costs	6,752	2,504	—	—
Depreciation, amortization and accretion	132,347	132,033	131,896	131,714
Interest and other income (expense)	(181)	(2,310)	(206)	(1,557)
Interest expense, amortization of deferred financing costs	90,047	89,145	88,757	88,138
Impairment of available-for-sale securities	75,623	—	—	23,718
Benefit (provision) for income taxes	(24,334)	(4,659)	(80,324)	(2,096)
Stock-based compensation	7,674	6,155	7,559	7,100

Adjusted EBITDA	$209,225	$210,999	$213,014	$217,712

CCI FACT SHEET Q3 2007 to Q3 2008

dollars in thousands

	Q3 '07		Q3 '08		% Change
CCUSA
Site Rental Revenues	$309,798		$332,715		7%
Ending Sites	22,329		22,477		1%

CCAL
Site Rental Revenues	$16,999		$21,269		25%
Ending Sites	1,438		1,594		11%

TOTAL CCIC
Site Rental Revenues	$326,797		$353,984		8%
Ending Sites	23,767		24,071		1%

Ending Cash and Cash Equivalents	$119,802	*	$73,104	*

Debt
Bank Debt	$648,375		$800,250
Securitized Debt & Other Notes	$5,348,127		$5,288,096

Total Debt	$5,996,502		$6,088,346
6 1/4% Convertible Preferred Stock	$313,566		$314,494

Leverage Ratios
Net Debt/EBITDA	7.5X		6.9X
Net Debt + Preferreds/EBITDA	7.9X		7.3X
Last Quarter Annualized Adjusted EBITDA	$783,120		$870,848

*Excludes	Restricted Cash